Exhibit 10.9

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made as of January 31, 2016, by and among Mapi-Pharma Ltd., an Israeli company with offices at 16 Einstein St., Ness Ziona 74140, Israel (the “Company”), Zhejiang Jingxin Pharmaceutical Co., Ltd., a Chinese company with offices at NO.800,Xinchang Dadao East Road, Chengguan Town, Xinchang County, Zhejiang Province, China (the “Investor”), and Meitav Dash Trusts Ltd., as escrow agent (the “Escrow Agent”) (the Company and the Investor are each individually referred to as a “Party” and collectively as the “Parties”).

WHEREAS, the Company and the Investor have entered into a Subscription Agreement, dated January 31, 2016 (as the same may be amended or supplemented, the “Subscription Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Subscription Agreement; and

WHEREAS, the Company and the Investor have agreed that upon the Effective Date of the Subscription Agreement, the Investment Amount will be deposited with the Escrow Agent for release as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Appointment of Escrow Agent

The Parties hereby appoint the Escrow Agent as the escrow agent under and pursuant to the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to perform the duties thereof subject to the terms, conditions and provisions of this Agreement.

2.	Escrow Deposit

2.1.
Upon the Effective Date of the Subscription Agreement, the Investor shall deposit with the Escrow Agent the Investment Amount, in accordance with Section 1.1 of the Subscription Agreement. The Escrow Agent hereby acknowledges receipt of the Investment Amount.

2.2.
The Investment Amount shall be delivered to the Escrow Agent by wire transfer to the following designated bank account of the Escrow Agent, and shall then be deposited by the Escrow Agent into a separate and distinct bank account for the benefit of the Investor and the Company (the “Escrow Account”), for safekeeping in accordance with the terms herein:

Bank Leumi Le-Israel Ltd.

SWIFT Code Number: LUMIILITTLV

Branch Number: 800

Account Name: MEITAV DASH TRADE LTD

Account Number: 50665478

IBAN Number: IL96-0108-0000-0005-0665-478

2.3.
The Escrow Agent hereby agrees to hold the Investment Amount and any interest and other income and accretions accrued and/or earned on such funds (the “Interest” and together with the Investment Amount, the “Escrow Amount”) in the Escrow Account, subject to the terms and conditions of this Agreement. The Escrow Agent shall not distribute or release the Escrow Amount except in accordance with the express terms and conditions of this Agreement.

3.	Permitted Investments

3.1.
The Escrow Agent shall maintain the Escrow Amount in the Escrow Account and shall invest the Escrow Amount in any interest bearing U.S. Dollar deposit account, which unless otherwise instructed in writing by the Company, shall be a weekly interest bearing U.S. Dollar deposit account.

3.2.
All Interest shall be first used to cover all expenses and bank fees in connection with such investments and the Escrow Account, and the balance thereof, if any, shall be added to, and become part of the Escrow Amount, and held in the Escrow Account. The Escrow Agent shall not be liable or responsible for any loss or expense suffered in connection with any investment of funds made by it pursuant hereto or in connection with the liquidation of any such investment prior to its maturity or with any tax liability arising out of the Interest accumulated in the Escrow Account, except for any fraud, gross negligence or willful misconduct.

3.3.
Any taxes, withholdings, commissions, fees (including transfer fees), and other deductions of the bank from the Escrow Account (including in connection with the release of the Escrow Amount) shall be deducted from the Escrow Amount, and such amounts shall cease to be subject to the terms of this Agreement and the provisions of this Agreement shall apply to the new Escrow Amount.

4.	Release of Escrow Amount

4.1.
The Escrow Agent shall continue to hold the Escrow Amount in its possession until authorized hereunder to distribute the Escrow Amount, or any specified portion thereof, as specified in this Section 4. The Escrow Agent shall pay the Investment Amount by wire transfer of immediately available funds as follows:

4.1.1.
In accordance with the joint written instructions of the Company and the Investor, substantially in the form of Exhibit A hereto (the “Joint Instructions”), in which case the Investment Amount shall be disbursed in accordance with the Joint Instructions within five Business Days of the Escrow Agent’s receipt of the Joint Instructions or such later date stated in the Joint Instructions.

4.1.2.
In accordance with the written instructions of the Company, substantially in the form of Exhibit B hereto (the “IPO Instructions”) (with a copy to the Investor), stating that an IPO is expected to be consummated on or prior to a certain date to be stated therein and such IPO is expected to meet the Pricing Condition (as defined in the Subscription Agreement), in which case the Investment Amount shall be disbursed to the Company in the manner set forth in the IPO Instructions within three Business Days of the Escrow Agent’s receipt of the IPO Instructions or such later date stated in the IPO Instructions.

4.1.3.
If not previously disbursed pursuant to the foregoing provisions on or prior to the end of the Term as defined in the Subscription Agreement, the Investment Amount shall be disbursed by the Escrow Agent to the Investor within five Business Days of such date, unless Investor notifies Escrow Agent otherwise, with a copy to the Company.

For purposes of this Agreement, the term “Business Day” means any day other than Friday, Saturday, Sunday and any day on which banking institutions in Israel are authorized by law or other governmental action to close.

4.2.
Upon release of the Investment Amount and the termination of the Escrow Account, the Escrow Agent shall pay to the Company the Interest (less amounts used to cover all expenses and bank fees in connection with investments made in accordance herewith and the Escrow Account).

5.	Termination

This Agreement shall automatically terminate upon the release and disbursement of all of the Escrow Amount in the Escrow Account in accordance with Section 4 4 above. Upon such termination, this Agreement shall have no further force and effect, except that the provisions of this Section 5 5 and Sections 6-8 and Sections 10-21 below shall survive such termination.

6.	Conditions to Escrow

The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of any Party to perform in accordance with the Subscription Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions which the Parties agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder:

6.1.
Documents. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any individual or entity (each, a “Person”) acting on behalf of another party, it shall not be necessary for the Escrow Agent to inquire into such Person’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the Persons executing this Agreement in a representative capacity on behalf of any of the Parties.

6.2.
Liability. The Escrow Agent shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence, bad faith or willful misconduct of the Escrow Agent.

6.3.
Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel, at its own expense, in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with a written legal opinion and written instructions of such counsel, as presented to the Parties.

6.4.
Limitation of Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any other agreement of the other parties hereto (whether or not it has any knowledge thereof).

6.5.
Confidentiality. The Escrow Agent shall maintain the confidentiality of the provisions of this Agreement and any other agreements, documents or other instruments provided to the Escrow Agent in connection with the Escrow Agent’s rights, duties and liabilities hereunder and shall not disclose the terms and conditions hereof and thereof, except to the extent and as otherwise required by any applicable law.

6.6.
Resignation or Termination of Escrow Agent.  The Escrow Agent may resign at any time upon giving at least thirty (30) calendar days’ written notice to the Parties; provided, however, that no such resignation will become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) calendar days after receiving such notice.  If a successor escrow agent has not been appointed and/or has not accepted such appointment within such period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability (except with respect to acts that occurred prior to the appointment of a successor escrow agent) under this Agreement.

6.7.
Discharge of Escrow Agent. Upon delivery of all of the Escrow Amount pursuant to the terms of Section 4 above or to a successor escrow agent in accordance with Section 6.6 above, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other Person by reason of such compliance or obedience, unless such compliance or obedience is the result of the gross negligence, bad faith or willful misconduct of the Escrow Agent.

7.	Indemnification of the Escrow Agent

The Escrow Agent shall be indemnified and held harmless by the Parties against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, attorney’s fees, and disbursements that may be imposed on the Escrow Agent or incurred by it in connection with the performance of its duties under this Agreement with respect to the Escrow Amount, including but not limited to any litigation arising from this Agreement or involving its subject matter, unless and except to the extent that such losses, claims, damages, liabilities or expenses shall be caused by the Escrow Agent’s gross negligence, bad faith or willful misconduct. Any indemnification payable to the Escrow Agent hereunder shall be payable (i) one-half by the Company and (ii) one-half by the Investor.

8.	Escrow Fees

The Escrow Agent shall be entitled to be paid a fee for its services as set forth on Exhibit C attached hereto and to be reimbursed for its reasonable costs and documented out-of-pocket expenses incurred in connection with maintaining the Escrow Account hereunder, which fees, costs and documented out-of-pocket expenses shall be borne by the Company.

9.	Limitations on Rights to Escrow Amount

None of the parties hereto shall have any right, title or interest in or to, or possession of, the Escrow Account and shall not have the ability to and shall not pledge, convey, hypothecate or grant as security all or any portion of the Escrow Amount unless and until such Escrow Amount have been released pursuant to Section 4 above. Accordingly, the Escrow Agent shall be in sole possession of the Escrow Amount and shall not act as custodian of the Parties under this Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Amount as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Amount unless and until such Escrow Amount have been released pursuant to Section 4.

10.	Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, overnight courier service, by facsimile or by electronic mail to the parties at the following addresses:

if to the Company:

Mapi-Pharma Ltd.
Weizmann Science Park 16 Einstein St.
P.O. Box 4113 Ness Ziona, Israel 74140
Attention: Ehud Marom, CEO
Tel: +972-73-712123
Fax: +972-8-9100154
Email: Ehud@mapi-pharma.com
Attention: Ehud Marom, CEO

with a copy to:
(which shall not constitute service on the Company)

Mapi-Pharma Ltd.
Weizmann Science Park 16 Einstein St.
P.O. Box 4113 Ness Ziona, Israel 74140
Attention: Ehud Marom, CEO
Tel: +972-73-712123
Fax: +972-8-9100154
Email: Aviva@mapi-pharma.com
Attention: Aviva Zyskind, Sr. Associate
Business Development

if to the Investor:

ZHEJIANG JINGXIN
PHARMACEUTICAL CO., LTD
No. 800 XinChang East Road, Yulin
Subdistrict, XinChang County, ZheJiang,
China, 312500
Tel: +86-0575-86090231
Fax: +86-0575-86096898
Email: 18060596@qq.com
Attention: Zhiping Jin, President,

with a copy to:
(which shall not constitute service on the Investor)

ZHEJIANG JINGXIN PHARMACEUTICAL CO., LTD
306 Libing Road, ZhangJiang High Technology Park,
ShangHai, China, 201210
Tel: +86-021-51388200
Fax: +86-021-51388205
Email:squellhyf@163.com
Attention: Yunfei Hong, Vice Manager, Strategic Development Department

if to Escrow Agent, to:

Meitav Dash Trusts Ltd.
Champion Tower
30 Sheshet Haymim Street
Bnei- Brak, Israel
Tel: +972-3-790-3444
Fax: +972-3-696-0255
Email: Leeyah.BarakAbadi@MeitavDash.co.il
Attention: Leeyah Barak-Abadi

or to such other Persons, addresses, facsimile numbers or electronic mail addresses as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 100; (b) if 10; (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10 and appropriate confirmation is received; or (d) if delivered by electronic mail, when such electronic mail is sent to the email address specified in this Section 10 and appropriate confirmation is received.

11.	Entire Agreement; Amendments

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by the Company and the Investor (a copy of which shall be promptly provided by the Company to the Escrow Agent); provided, that if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of the Company and the Investor. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement of any rights or obligations of any party hereto under or by reason of this Agreement.

12.	Assigns and Assignment

This Agreement and all actions taken hereunder shall inure to the benefit of and shall be binding upon all of the parties to this Agreement, and upon all of their respective successors and permitted assigns; provided that the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Section 6.6 above.

13.	Tax

13.1.
Each party hereto shall bear its own tax obligations in connection with any payment made to such party in accordance with the provisions herein. The Escrow Agent shall be entitled to deduct and withhold taxes from any payments hereunder as required by law, unless the recipient Party presents a valid certificate establishing its exemption from withholding.

13.2.
The parties hereto hereby acknowledge that for income tax purposes, the interest earned on the investment of any portion of the Escrow Amount shall be income of the Company, and the Escrow Agent shall be responsible for reporting any interest earned to the Company.

14.	No Other Third Party Beneficiaries

Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the parties to this Agreement and their permitted assigns any rights or remedies under or by reason of this Agreement.

15.	No Waiver

No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

16.	Severability

The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable; (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions, but are valid and enforceable; and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by  applicable law.

17.	Interpretation

The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their collective mutual intent, and no rule of interpretation for or against any Person shall be applied. The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

18.	Releases on Non-Business Days

In the event that a release of Escrow Amount hereunder is required to be made on a date that is not a Business Day, such release may be made on the next succeeding Business Day with the same force and effect as if made when required.

19.	Governing Law; Venue

For the purpose of this Agreement, the Agreement shall be governed by and construed in accordance with the substantive laws of the State of Israel, without giving effect to the principles thereof relating to conflict of laws. The courts located in the Tel Aviv shall have exclusive jurisdiction over the parties and the subject matter in any matter arising out of or relating to this agreement.

20.	Counterparts

This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of facsimile or electronic signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

21.	Identifying Information

21.1.
To help the government fight the funding of terrorism and money laundering activities, applicable law may require all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent may ask for documentation to verify its owners, formation and existence as a legal entity. The Escrow Agent may also ask to see such financial statements, licenses, identification and authorization documents as required by applicable law, from individuals claiming authority to represent the entity or other relevant documentation.

21.2.
In furtherance of Section 21.1, upon the execution of this Agreement, the Investor shall deliver to the Escrow Agent a copy of: (i) its certificate of incorporation or formation; and (ii) a W8-BEN-E/W8-IMY/W9 form.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

THECOMPANY:	THE ESCROW AGENT:

Mapi-Pharma Ltd. By: /s/ Ehud Marom Name: Ehud Marom Title: CEO	Meitav Dash Trusts Ltd. By: /s/ Leeyah Barak-Abadi Name: Leeyah Barak-Abadi Title: VP Professional Affairs

THE INVESTOR:

Zhejiang Jingxin Pharmaceutical Co., Ltd. By: Signature and Seal Name: Zhiping Jin Title: President of Research Institute
[Signature Page to the Escrow Agreement]

EXHIBIT A

Joint Instructions

[Date]
Meitav Dash Trusts Ltd.
Champion Tower
30 Sheshet Haymim Street
Bnei- Brak, Israel
Attention: Leeyah Barak-Abadi

Re. Joint Instructions

Ladies and Gentlemen:

Reference is made to the Escrow Agreement dated January 31, 2016 (the “Escrow Agreement”), by and among Mapi-Pharma Ltd., an Israeli company with offices at 16 Einstein St., Ness Ziona 74140, Israel (the “Company”), Zhejiang Jingxin Pharmaceutical Co., Ltd., a Chinese company with offices at NO.800,Xinchang Dadao East Road, Chengguan Town, Xinchang County, Zhejiang Province, China (the “Investor”), and Meitav Dash Trusts Ltd., as escrow agent entered into in connection with the Subscription Agreement, dated January 31, 2016, by and among the Company and the Investor.  Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Escrow Agreement.

Pursuant to Section 4.1.1 of the Escrow Agreement, each of the undersigned hereby instructs you to disburse the Investment Amount as set forth on Annex A hereto and in the manner specified thereon, [within five Business Days of the receipt hereof/no later than ________].

THE COMPANY:	THE INVESTOR:
Mapi-Pharma Ltd. By: _________________________ Name: ________________________ Title:_________________________	Zhejiang Jingxin Pharmaceutical Co., Ltd. By: _________________________ Name: ________________________ Title:_________________________

Annex A

Recipient	Amount to be Paid	Payment or Wiring Instructions

2

EXHIBIT B

IPO Instructions
 [Date]
Meitav Dash Trusts Ltd.
Champion Tower
30 Sheshet Haymim Street
Bnei- Brak, Israel
Attention: Leeyah Barak-Abadi

Re. IPO Instructions

Ladies and Gentlemen:

Reference is made to the Escrow Agreement dated January 31, 2016 (the “Escrow Agreement”), by and among Mapi-Pharma Ltd., an Israeli company with offices at 16 Einstein St., Ness Ziona 74140, Israel (the “Company”), Zhejiang Jingxin Pharmaceutical Co., Ltd., a Chinese company with offices at NO.800,Xinchang Dadao East Road, Chengguan Town, Xinchang County, Zhejiang Province, China (the “Investor”), and Meitav Dash Trusts Ltd., as escrow agent, entered into in connection with the Subscription Agreement, dated January 31, 2016, by and among the Company and the Investor (the “Subscription Agreement”).  Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Escrow Agreement.

Pursuant to Section 4.1.2 of the Escrow Agreement, as an IPO meeting the Pricing Condition is expected to be consummated on or prior to [_________], the undersigned hereby instructs you to transfer to the Company the Investment Amount on behalf of the Investor in accordance with Section 1.1 of the Subscription Agreement.

Mapi-Pharma Ltd. By: _________________________ Name: ________________________ Title: _________________________

CC: [                ], the Investor

EXHIBIT C

Escrow Fees

Escrow Agent services annual fee: $3,500 (not including Israeli VAT)

Processing fee, including wire transfer within the Israeli banking system:

In NIS: NIS 20 per each wire

In US$: US$20 per each wire

Bank charges: no charge